Exhibit 99.77I


Terms of New or Amended Securities

1. At the July 12, 2007 Board meeting, the Board of Trustees of ING Mutual Funds approved the establishment of Institutional Class shares on behalf of ING Global Equity Dividend Fund and ING Global Natural Resources Fund.

2. At the July 12, 2007 Board meeting, the Board of Trustees of ING Mutual Funds ("IMF") approved the establishment of ING Asia - Pacific Real Estate Fund and ING European Real Estate Fund and approved the filing with the U.S. Securities and Exchange Commission of a post-effective amendment to IMF's registration statement registering shares of ING Asia - Pacific Real Estate Fund and ING European Real Estate Fund. At the September 12, 2007 Board meeting, the Board of Trustees approved the requisite plans, agreements, and other routine matters with respect to the establishment of ING Asia - Pacific Real Estate Fund and ING European Real Estate Fund.

3. At the September 12, 2007 Board meeting, the Board of Trustees of ING Mutual Funds approved the establishment of Class W shares on behalf ING Diversified, International Fund, ING Emerging Countries Fund, ING Foreign Fund, ING Global Equity Dividend Fund, ING Global Real Estate Fund, ING Global Natural Resources Fund, ING International Equity Dividend, Fund, ING International Real Estate Fund, and ING International SmallCap Fund.